Exhibit 99.2

News Release

For Immediate Release
December 12, 2012
ACCESS MIDSTREAM PARTNERS, L.P. ANNOUNCES UPSIZING
AND PRICING OF PUBLIC OFFERING OF COMMON UNITS

OKLAHOMA CITY, OKLAHOMA, DECEMBER 12, 2012 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced that it has priced an upsized underwritten public offering of 16,000,000 common units representing limited partner interests.  The Partnership has granted the underwriters a 30-day option to purchase up to 2,400,000 additional common units.  The common units were offered to the public at $32.15 per unit.  The offering is expected to close on December 18, 2012, subject to customary closing conditions.  The Partnership intends to use a portion of the net proceeds from the offering, including any net proceeds received from an exercise of the underwriters’ option to purchase additional common units, to fund a portion of the purchase price of its pending acquisition of Chesapeake Midstream Operating, L.L.C., a midstream gas gathering and processing business owned by Chesapeake Midstream Development, L.L.C., a wholly owned subsidiary of Chesapeake Energy Corporation, and the remainder for general partnership purposes.

Citigroup, Barclays, UBS Investment Bank, BofA Merrill Lynch, Morgan Stanley and Wells Fargo Securities will act as joint book-running managers for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering as follows:

·	Citigroup
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
batprospectusdept@citi.com
Tel: (800) 831-9146

·	Barclays
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
barclaysprospectus@broadridge.com
Tel: (888) 603-5847

·	UBS Investment Bank
Attn: Prospectus Specialist
299 Park Avenue
New York, New York 10171

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM PARTNERS
Dave Shiels, CFO	Debbie Nauser	Tom Johnson	900 N.W. 63rd
(405) 935-6224	(405) 935-1739	(212) 371-5999	P.O. Box 18355
dave.shiels@accessmidstream.com	debbie.nauser@accessmidstream.com	tbj@abmac.com	Oklahoma City, OK 73154

Tel: (877) 827-6444, ext. 561-3884

The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to our business strategy and plans and objectives for future operations as well as our future financial and operating results.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under ÒRisk FactorsÓ in our 2011 Annual Report on Form 10-K and our other SEC filings.